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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

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First Missouri Bancshares, Inc.

                                         STATE OR OTHER
                                         JURISDICTION OF            PERCENTAGE
SUBSIDIARY (1)                           INCORPORATION              OWNERSHIP
--------------                           ---------------            ---------
First Missouri National Bank             United States                 100%

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(1) The assets, liabilities, and operations of the subsidiary are included in the consolidated financial statements contained in the Annual Report to Stockholders attached hereto as Exhibit 13.

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